[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                                  QVC Agreement

This Agreement is made this 17 September 2004, between Source Direct, (hereinafter "Client"), a corporation located at 2345 North Woodruff, Idaho Falls, ID 83401, and MediaCorp Worldwide, L.L.C. ("MCW") located at 6711 W. 121st , Overland Park, Kansas 66209.

Whereas, Client owns and manufactures the Product known as the Simply Wow Cleaner & the Stain Pen (collectively the "Product"), and desires to have the Product marketed and sold on television through the QVC Home Shopping Network (QVC"); and

Whereas, MCW has the expertise and vender relationship required to present, market and sell the Product through QVC and desires to provide such services to CLIENT; and

WHEREAS, CLIENT desires to grant MCW the exclusive rights to sell the Product to QVC;

NOW THEREFORE, the Parties hereto agree as follows:

PURPOSE. The Parties hereto desire to establish the terms of a mutually beneficial working relationship for the purpose of selling the aforementioned Product through QVC.

TERM AND EXCLUSIVITY. This Agreement shall exist for a period of six (6) months commencing on the date hereof. If MCW is able to secure an order for the Product from QVC within the initial six-month term, this Agreement shall automatically extend for the life of the Product or as terminated by QVC.

PROCEDURES. MCW, upon receipt of purchase orders from QVC, shall issue purchase orders to CLIENT. CLIENT shall ship Product to QVC in compliance with MCW's specifications and purchase orders and shall invoice MCW on a consignment sale basis with such invoice(s) to be liquidated through payment(s) for Product sold by QVC and by the return of any unsold Product to CLIENT. MCW hereby guarantees full satisfaction of CLIENTS consignment invoices through payments and/or returns of Product. MCW, upon receipt of payment from QVC for the quantity of Product sold, shall remit payment to CLIENT for the same quantity of Product within five (5) business days of such receipt(s).

PRICING. Unless otherwise agreed in writing by the Parties, MCW shall pay CLIENT $XXXXX for each "Product" sold though QVC. Freight charges for shipping product shall be paid by CLIENT. (F.O.B. shipping point).

[XXXXX REDACTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their heirs, successors and assigns.

GOVERNING LAW. This Agreement shall be governed by the laws of the State of Kansas. If any provision of this Agreement shall be invalid under such laws, the validity of the others shall not be affected.

ENTIRE AGREEMENT. This Agreement is separate and apart from any other arrangements that may exist between any of the Parties to this Agreement or otherwise. This agreement cannot be changed orally, and any change, modification or waiver must be in writing and signed by all Parties hereto. Execution of this Agreement by exchange of Facsimile signatures shall constitute valid an binding execution of this Agreement, and such Facsimile copies shall constitute enforceable original documents.

By signing below, this Agreement shall be accepted and binding upon the Parties hereto.



MEDIACORP WORLDWIDE, L.L.C.            Source Direct



By: /s/ Michael Keller                 By:/s/ Deren Smith
   ------------------------------         ------------------------------
Michael Keller                            Deren Smith
Director of Operations